UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2012

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 9, 2012, CHS Inc. (the "Company") completed its acquisition of Solbar Industries Ltd., an Israeli company ("Solbar"), in accordance with the terms of an Agreement and Plan of Merger, dated as of November 23, 2011, among the Company, Science Merger Sub Ltd., an Israeli company and wholly-owned subsidiary of the Company ("Merger Sub"), and Solbar (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub merged with and into Solbar, with Solbar continuing after the merger as the surviving corporation and a wholly-owned subsidiary of the Company (the "Merger"). Effective upon the closing of the merger, each outstanding share of Solbar was converted into the right to receive $4.00 in cash, without interest, and each outstanding Solbar stock option was terminated in exchange for a cash payment in an amount per share equal to the difference between the applicable exercise price per share and $4.00, for total consideration paid by the Company of approximately $133,000,000. The Merger Agreement was previously attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 23, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated February 9, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

February 9, 2012	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 9, 2012